                                                                   EXHIBIT 10.21

(Note: This Exhibit 10.21 has had certain information omitted. Such omitted text has been identified by astericks, and has been filed separately with the Commission in connection with an application to the Commission for confidential treatment thereof.)

                           PHOTOELECTRON CORPORATION

                            CLINICAL TRIAL AGREEMENT



THIS AGREEMENT, effective this 13 day of December 1995, by and between Photoelectron Corporation, a Massachusetts corporation having its principle place of business at 400-1 Totten Pond Road, Waltham, Massachusetts 02154, U.S.A. (hereinafter called the "Company"), and Toshiba Medical Systems Co., Ltd., a Japanese corporation having its principal place of business at 26-5, 3-Chome, Hongo, Bunkyo-ku, Tokyo 113 Japan (hereinafter called the "Distributor").

WHEREAS, on this date the parties are entering into the International Distributor Sales and Service Agreement (hereinafter called the "Distribution Agreement"), pursuant to which the Company is appointing the Distributor as the exclusive distributor for the Photon Radiosurgery System in Japan.

WHEREAS the Company and the Distributor shall jointly conduct clinical trials (hereinafter called "Clinical Trials") of the Photon Radiosurgery System in Japan with the objective of obtaining all necessary legal, regulatory, or administrative approvals to import, market, sell, and use Photon Radiosurgery System in Japan (hereinafter called "Approvals") under Section 14 (Approval to Import) of the Japanese Pharmaceutical Affairs Law ("PAL").

NOW THEREFORE, The parties agree as follows:


ARTICLE I DEFINITIONS

1.01 All capitalized terms used in this Agreement shall have the meanings assigned to them in the Distribution Agreement unless otherwise defined under this Agreement.


ARTICLE II SALES TO DISTRIBUTOR

2.01  Purchase of PRS Units for Clinical Trials

A. The Distributor agrees to purchase from the Company two complete systems of the Photon Radiosurgery System consisting of the following items (hereinafter called the "PRS") for use in the Clinical Trials to be conducted in Japan with regard to the treatment of metastatic brain tumors and other agreed upon tumor types. The purchase price for each PRS shall be U.S.$ *** (together with applicable taxes and other transfer fees imposed by Japanese or

United States law), which represents a **** discount from the Company's current list price. The Distributor shall pay for each system no later than thirty (30) days after the Distributor has received and inspected each system.

1.  PRS probes (2)                  8.  E1ectrometer
2.  PRS control box                 9.  Ionization chamber
3.  Probe adjuster                 10.  Dosimetry computer
4.  Photodiode array               11.  Dosimetry tank control electronics
5.  External radiation monitor     12.  Dosimetry tank
6.  Sterilization tray             13.  Radiochromic film reader
7.  Laptop computer                14.  Phantom

The Company agrees to negotiate with Radionics Inc. to sell to the Distributor its stereotactic frame to be used with the PRSs in the Clinical Trials at a discount price.

B. Both units of the PRS shall be sold "FOB" Boston (as such term is defined by the International Chamber of Commerce, INCOTERMS (3d.ed. 1990)). The Company shall use reasonable efforts to obtain, at its own expense, any export or other official authorization and carry out or satisfy any other formalities necessary for the transportation and exportation of the two PRS units from the United States. The Distributor shall use reasonable efforts to obtain, at its own expense, any authorization necessary for the importation of the two PRS units to Japan and their use in the Clinical Trials.

C. The Company shall package the PRS in an appropriate manner for shipment to the Distributor in Japan and in accordance with such packaging requirements as the Distributor may reasonably request in consideration of the laws and shipping customs of Japan.

D. The Company and the Distributor shall mutually cooperate to ensure that the PRS complies with all local laws, standards, regulations applicable to use of the PRS in the Clinical Trials.

E. When the Approvals have been obtained the Company shall refurbish and upgrade the two units of the PRS to make them saleable and conform to the then existing current models at no additional charge to the Distributor.

2.02 Warranties on Products. The Company warrants both units of the PRS and Parts and Accessories (hereinafter called "Products") delivered to the Distributor in accordance with the attached Schedule A (such warranty is hereinafter referred to as the "Company Limited Warranty"). The Company Limited Warranty is the only warranty applicable to the Products delivered in accordance with this Agreement.

2.03  Product Liability/Patent Indemnification

A. The Company agrees to indemnify and defend the Distributor, its parent company, subsidiaries affiliates and Clinical Trials sites, and their respective agents, representatives and employees (the "Distributor Group") from and against any and all claims, proceedings, causes of action and suits (hereinafter, collectively "Claims") (i) arising out of personal injury, death and/or property damage in connection with the use of a Product (excluding any uses of Products for purposes other than those approved), or (ii) which is based on any claim that any part of the Products or the sale or use thereof by the Distributor under this Agreement infringes any patent, any copyright, trade secret, any trade name, any trademark or intellectual property of any third party; subject to the Distributor giving the Company prompt written notice upon discovery of each Claim and except to the extent such Claims occur as a result of the negligent or willful acts or omissions of any member of the Distributor Group. The Company shall control the defense of any such Claim and shall pay all costs of any such defense (including the attorney's fees required to be incurred by the Distributor Group in such action) and all judgments, awards and settlement amounts incurred as a result of such Claims. The Distributor shall give the Company reasonable assistance in the defense or settlement of the Claims. It is understood that the Company shall have the sole discretion to determine the terms of settlement of any Claim.

Notwithstanding the foregoing, the Company shall have no liability under this
Section 2.03 for any claim by a third party that the use of a Product caused personal injury, death or property damage or infringes any patent, copyright, trade secret or other intellectual property right in any of the following circumstances: (i) the Product was altered or modified by any member of the Distributor Group or any third party without prior authorization of the Company and such alteration or modification resulted in or is the basis for the third party claim; (ii) the Distributor or any third party used the Product in combination with any component, apparatus or software not furnished or authorized by the Company and such combination resulted in or is the basis for the third party claim; (iii) the Product was used in a manner for which it was not designed or specified or otherwise inconsistent with the clinical trial protocol or procedures prepared by the supervisors of the Clinical Trials and approved by the Company and the Japanese Government (hereinafter called the "Protocols"); or (iv) any member of the Distributor Group owns an intellectual property right or has a license which precludes it from being held responsible for the claim of infringement.

2.04 Force Majeure. Neither party shall be liable in any manner for failure or delay to fulfill all or part of this Agreement directly or indirectly, owing to an act of God, governmental orders or restriction, war, threat of war, warlike conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, labor action, accident, or any other causes or circumstances beyond its reasonable control.

2.05 Limit on Liability. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS ARTICLE II, IN NO EVENT SHALL THE COMPANY BE LIABLE TO ANY
MEMBER OF THE DISTRIBUTOR GROUP FOR SPECIAL, INDIRECT OR
CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED
TO, LOSS OF PROFIT, LOSS OF BUSINESS OPPORTUNITY, LOSS OF REVENUE

OR GOODWILL ARISING FROM ANY BREACH OR OTHER FAILURE BY THE COMPANY UNDER THIS AGREEMENT.




ARTICLE III THE CLINICAL TRIAL PROGRAM

3.01 Site of Clinical Trials. The initial site for the Clinical Trials shall be at The Tokyo Women's Medical College in Tokyo, Japan under the supervision of Professor Kintomo Takakura, M.D. as Principal Investigator. The Distributor shall select the second clinical trial site taking into consideration the future marketing strategy for the PRS in Japan and give a written notification to the Company.

3.02 Responsibilities of the Distributor in the Clinical Trials. The Distributor shall have the following responsibilities in the Clinical Trials to be conducted in Japan:

A. The Distributor shall be responsible for installing and maintaining the PRS systems to be used in the Clinical Trials and exercise reasonable efforts to obtain all necessary legal, regulatory or administrative approvals for conducting the Clinical Trials.

B. The Distributor shall bear the full cost to be incurred for any legal procedures for conducting the Clinical Trials in Japan and for obtaining all Approvals.

C. The Distributor shall use its reasonable efforts to cause the Clinical Trials to be conducted in accordance with the Protocols.

D. The Distributor shall advise the Company concerning the requirements for obtaining approval to import, market, sell, use and obtain reimbursement for the PRS in Japan in accordance with the PAL and any other applicable legal, regulatory or administrative requirements.

E. The Distributor shall provide such assistance to the hospitals and physicians conducting the Clinical Trials in Japan as they or the Company may reasonably request from time to time. Such assistance shall include the collection and analysis of clinical data in compliance with the PAL and U.S. Food and Drug Administration requirements.

3.03 Responsibilities of the Company in the Clinical Trials. The Company shall have the following responsibilities in the Clinical Trials to be conducted in
Japan:

A. Prior to commencement of and during the Clinical Trials the Company shall provide at no charge reasonable training at the Company's headquarters to the Distributor's personnel with respect to the installation, operation and maintenance of the PRS. The Distributor shall be responsible for all out of pocket travel expenses (meals, airfare, hotel, local transportation, etc.) incurred by its representatives in connection with such training.

B. The Company shall provide at no charge all technical information including, but not limited to, the following, to the extent necessary to comply with the requirements of PAL:

(1) technical information detailing the development of the PRS;
(2) technical information concerning shape (size), structure, and composition materials of the PRS;
(3) technical information concerning the manufacture and testing of the PRS;
(4) technical information concerning the performance and effectiveness of the PRS;
(5) technical information concerning the operation and use of the PRS;
(6) technical information concerning the stability and safety (as mechanically, electronically, biologically, radioactivity wise) of the PRS;
(7) technical information concerning the status of clinical trials in the U.S. or other countries;
(8) installation and operation manuals; and
(9) other documents required by the Japanese Ministry of Health and Welfare;

and other assistance as the Distributor may reasonably request, which shall include sending appropriate engineering personnel to Japan if the Company deems such action necessary. The Company shall be responsible for all out of pocket travel expenses (meals, airfare, hotel, local transportation, etc.) incurred by its representatives in providing such assistance.

C. The Company shall provide on-site installation supervision and training at no charge at the first clinical trial site and the second clinical trial site, if reasonably requested by the Distributor. The Company shall be responsible for all out of pocket travel expenses (meals, airfare, hotel, local transportation, etc.) incurred by its representatives in providing such assistance.

D. The Company will also provide the Distributor with all necessary spare parts for the PRS during the Clinical Trials. For the Clinical Trials to be conducted smoothly, the Company agrees to consign to the Distributor a reasonable amount of accessories, supplies and spare parts. At the time when the Clinical Trials are completed, both parties agree to discuss what to do with the unused portion of the accessories, supplies and spare parts.

E. The Company shall be responsible for approving all Protocols to be utilized in connection with the Clinical Trials.

F. The Company shall be responsible for and bear the full cost to be incurred in any necessary modifications of the PRS for successfully concluding the Clinical Trials and for obtaining the Approvals.

3.04  Trademarks and Service Marks

A. The Company or its affiliated companies are the exclusive owners of the various trademarks, service marks, names, and designs (herein called "Marks") used in connection with the Products.

B. The Distributor is granted the non-exclusive right of displaying the Marks in Japan in connection with performing its obligations under this Agreement. The Marks may be used as part of the name under which the Distributor's business is conducted only with the prior written approval of the Company. The Distributor will change or discontinue the use of any Mark upon the written request of the Company. No member of the Distributor Group may use any Mark or Product name without the Company's prior written permission.

C. Upon termination of this Agreement, unless allowed by the Distribution Agreement, the Distributor will immediately discontinue or cause to be discontinued at its expense, all use of Marks. Thereafter, the Distributor will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner likely to cause confusion or mistake or to deceive the public.

3.05 Proprietary Information. Unless superseded or continued by terms of the Distribution Agreement, during the term of this Agreement and four (4) years thereafter, the Distributor shall receive and keep in confidence all proprietary information concerning the Products and the Company's business including, but not limited to, trade secrets, business and marketing plans and other specialized information which might be disclosed to or learned by the Distributor. After the termination of this Agreement, the Distributor shall return all property belonging to the Company and shall keep all proprietary information in confidence and shall not use or disclose any such information for its own purposes or for the benefit of any third party without the prior written consent of the Company.

Unless superseded or continued by terms of the Distribution Agreement, during the term of this Agreement and four (4) years thereafter, the Company shall receive and keep in confidence all proprietary information concerning the Distributor's products and business including, but not limited to, trade secrets, business and marketing plans and other specialized information which might be disclosed to or learned by the Company. After termination of this Agreement, the Company shall return all property belonging to the Distributor and shall keep all proprietary information in confidence and shall not use or disclose any such information for its own purposes or for the benefit of any third party without the prior written consent of the Distributor.


ARTICLE IV TECHNICAL RIGHTS

4.01 No License Granted to Distributor. Nothing in this Agreement shall be deemed or construed to create or grant to the Distributor any license or other rights in or to the PRS, any other Product or any component thereof except as expressly set forth in this Agreement.

4.02 Ownership of Improvements; Fixtures. All improvements, upgrades or modifications to the PRS, any other Product or any component thereof developed by the Distributor by the use of proprietary information of the Company which is made available to the Distributor under this Agreement or the Distribution Agreement, shall be solely owned by the Company, and the Distributor agrees to execute or to cause to be executed such documents and to take or to cause to be taken such other actions as the Company may deem necessary or desirable to confirm its ownership of such improvements, upgrades or modifications. All improvements, upgrades or modifications developed by the Distributor in a manner other than described in the preceding sentence, including any interfacing fixture, between the PRS and the frame or any other device for use with the PRS, shall be solely owned by the Distributor. The Distributor will promptly notify the Company in the event the Distributor or any of its affiliated companies develop any improvements, upgrades or modifications to the PRS, any other Product or any component thereof. The Distributor will grant to the Company a worldwide, non-exclusive license to utilize any such improvements, upgrades or modifications developed by the Distributor in connection with the PRS outside the Territory at a commercially reasonable royalty.

ARTICLE V TERMINATION

5.01. Termination of Agreement

A. The initial term of this Agreement shall commence on the execution of this Agreement and shall expire on the date when (i) the Distributor has obtained all necessary Approvals, (ii) it is decided after every reasonable effort has been made by both parties that the Clinical Trials cannot be successfully completed, or as otherwise agreed to by the parties. This Agreement may also be canceled at any time by either party upon thirty (30) days prior written notice upon breach of any material term or condition of this Agreement, and this Agreement shall be deemed terminated at the end of such thirty (30) day period if such breach is not cured before such date.

B. The parties expressly acknowledge that no franchise, partnership or joint venture relationship exists or is intended to exist between the parties hereto during the term of this Agreement.

C. Termination of this Agreement will not release the Distributor or the Company from the obligation to pay any amounts owing the other.

D. In case of termination pursuant to Section 5.01 A (ii) above, the Distributor may at its own discretion, request that the Company make a reasonable effort to resell to another customer, for the US $*** paid by the Distributor, the two (2) sets of the PRS used in the Clinical Trials.


ARTICLE VI GENERAL PROVISIONS

6.01 No Agent or Legal Representative Status. This Agreement does not make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other. Neither party owes the other any fiduciary obligation.

6.02 Distributor's Responsibility for Its Operation. Except as provided otherwise in this Agreement, the Company has no liability in connection with the establishment or conduct of the Distributor's expenditures, liabilities and obligations incurred or assumed by the Distributor in connection with the Distributor's responsibilities under this Agreement.

6.03 Taxes. The Distributor will pay all Japanese taxes and will file required tax returns related to the purchase of the PRS under this Agreement and will hold the Company harmless from any claims or demands made by any taxing authority with respect thereto.

6.04 Notices. Any notice, demand or request required or permitted to be given hereunder shall be in writing, shall be in English, shall be sent to the address or facsimile number set forth below, and shall be given by registered or certified mail, internationally recognized courier service (e.g. Federal Express, DHL), or by facsimile. Any such notice, demand or request shall be deemed effective (i) five (5) days after having been deposited in the mail, first class airmail postage prepaid for overseas notice, three (3) days for domestic notices, (ii) three (3) days after deposit with an internationally recognized courier service, or (iii) upon receipt if delivered by facsimile.

If to the Company:

Address:              400-1 Totten Pond Road
                      Waltham, Massachusetts, U.S.A. 02154
Attention:            President
Facsimile Number:          617-290-0595


If to the Distributor:



Address:              26-5, 3-Chome, Hongo, Bunkyo-ku
                      Tokyo 113 Japan
Attention:            President
Facsimile Number:     03 (3813) 7625


6.05 No Implied Waivers. The failure of either party to require performance by the other party of any provisions hereof will in no way effect the right to require such performance at any time thereafter, nor will the waiver by either party of a breach of any provisions hereof.

6.06 Assignment of Rights or Delegation of Duties. Neither this Agreement, nor the rights or obligation of either party hereunder, may be sold, assigned or otherwise transferred without the prior written approval of the other party.

6.07  Applicable Law.   This Agreement shall be governed by and construed in
accordance with the laws of The Commonwealth of Massachusetts, U.S.A. applicable to contracts made, accepted and performed wholly within The Commonwealth of Massachusetts, without application of principles of conflicts of laws. The parties agree to submit to the jurisdiction of the courts of The Commonwealth of Massachusetts should any dispute arise with respect to the interpretation or enforcement of this Agreement.

6.08 Official Language. The official language of this Agreement shall be in English, provided, however, that a Japanese translation of this Agreement shall be prepared for the Distributor's reference.

6.09 Sole Agreement of Parties. Except as otherwise provided or referred to herein, neither party has made any promises to the other, and there are no other agreements or understandings, either oral or in writing, between the parties affecting this Agreement or relating to the subject matter covered by this Agreement. This Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein.

6.10 Amendments. No agreement between the Company and the Distributor which relates to matters covered herein, and no change, addition to (except the filling in of blank lines) or deletion of any printed portion of this Agreement, will be binding unless it is approved in writing and signed by the duly authorized representatives of both parties.







IN WITNESS WHEREOF, the parties hereto through their respective duly authorized representatives have executed and delivered the Agreement as of the date first above written.


TOSHIBA MEDICAL SYSTEMS             PHOTOELECTRON CORPORATION
CO., LTD.
   [SIGNATURE APPEARS HERE]            [SIGNATURE APPEARS HERE]
By:--------------------             By:----------------------
Title:  President                   Title:  President & CEO
        Dec 22, 1995                        Dec 26, 1995
-----------------------             -------------------------
Date                                Date

                                   SCHEDULE A

                          COMPANY'S LIMITED WARRANTY
                          --------------------------

The Company warrants to the Distributor that during the Clinical Trials, the Company shall, at its option, either repair any defective Product or provide without charge to the Distributor all replacement Parts necessary to correct any such Product which proves to be defective and shall pay all shipping and labor expenses associated with such replacement.


THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THE COMPANY EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES.


NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY, UNDER ANY CIRCUMSTANCES, FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHATSOEVER, INCLUDING ANY COSTS, EXPENSES, LOST PROFITS OR ANY OTHER CLAIMED LOSSES HOWEVER DESIGNATED.

                                 [SIGNATURE APPEARS HERE]

            [PEC PHOTOELECTRON CORPORATION LETTERHEAD APPEARS HERE]

                                          December 13, 1995


Mr. Shigeyasu Kurihara
President
Toshiba Medical Systems Co., Ltd.
26-5, 3-Chome, Hongo, Bunyo-ku
Tokyo 113
JAPAN

Dear Mr. Kurihara:

Schedule C to The International Distributor Sales and Service Agreement between Photoelectron Corporation and Toshiba Medical Systems Co., Ltd. provides that the discount rate on the sale of Products by Photoelectron to Toshiba Medical shall be negotiated "at the proper time".

We hereby confirm to you that the minimum discount rate to be provided to Toshiba Medical with respect to its purchases of the PRS and other Products will be *** below Photoelectron's US retail list price. The actual amount of the discount will be established in future negotiations between us.


Sincerely,

/s/ Peter M. Nomikos

Peter M. Nomikos
President and Chief Executive Officer
Photoelectron Corporation

                                           as confirmed by,

                                           /s/ Shigeyasu Kurihara

                                           Shigeyasu Kurihara
                                           President
                                           Toshiba Medical Systems Company, Ltd